ASSET PURCHASE AGREEMENT

         THIS AGREEMENT (this "Agreement") effective as of January 31, 2001 by and between Applied Biometrics, Inc., a Minnesota corporation (the "Seller"), and Transonic Systems, Inc., a New York corporation (the "Purchaser").

         WHEREAS, the Seller desires to sell to the Purchaser selected patents, patent applications and know-how relating to certain ultrasonic sensor technologies (the "Technology"), and the Purchaser desires to purchase such assets from Seller, pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties agree as follows:

1.       SALE AND PURCHASE OF ASSETS.

         1.1. Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, the Seller hereby sells, conveys, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases the following assets related to the Technology (which are collectively referred to as the "Assets"):

                  (a) All right, title and interest in and to the United States Letters Patent and pending patent applications listed on Exhibit A attached to this Agreement and any continuations, divisions, substitutes and foreign patents and/or applications of such patents which may be filed;

                  (b) All right, title and interest in and to foreign patents and patent applications listed on Exhibit B attached to this Agreement; and

                  (c) All right, title and interest in and to all product designs and know-how as generally outlined on Exhibit C attached to this Agreement.

         1.2. Excluded Assets. The Seller and the Purchaser acknowledge and agree that the only assets of the Seller to be sold are the Assets specifically identified in Section 1.1 and that no other assets of the Seller are being sold under this Agreement.

         1.3. Purchase Price; Payment. The Purchaser shall pay to the Seller, by certified check or federal wire transfer as of the date hereof, immediately available funds of Twenty-Three Thousand Dollars ($23,000) for the purchase of the Assets (the "Purchase Price"), and the Seller acknowledges receipt of such amount by execution and delivery of this Agreement.

         1.4. Instruments of Transfer to the Purchaser The Seller will deliver to the Purchaser such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the Purchaser and its counsel, as shall be effective to vest in the Purchaser valid legal title to the Assets. As to the Know-How in Exhibit C, the Seller will deliver to the Purchaser within five (5) days of the execution of this Agreement all

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                  documents listed in the Exhibit, and any other documents
                  necessary to convey the Know-How as reasonably satisfactory to the Purchaser and its counsel.

2. NO ASSUMPTION OF OBLIGATIONS. The Purchaser is not assuming any obligations or liabilities of the Seller as of the date of this Agreement relating to the Assets or the Technology, and all obligations and liabilities relating to events occurring before the date hereof with respect to the Assets or the Technology shall be the responsibility of the Seller.

3. REPRESENTATIONS AND WARRANTIES. As of the date of this Agreement, the Seller represents, to the best of its knowledge, as follows:

         3.1. The Seller has clear title to the Assets, and is free to convey them to Purchaser.

         3.2. Seller has not encumbered the Assets, and there are no security interests or liens in the Assets.

         3.3. Except as set forth on Exhibit D, all maintenance fees, annuities or other fees are paid on those Assets which are required to have such fees paid to maintain them in force.

         3.4. As to any of the Assets which are listed in Exhibits A and B as pending patent applications, (i) the applications are currently pending in their respective patent offices, have not expired, lapsed or been abandoned, and are not under final rejection or appeal (or the equivalent in foreign countries); and (ii) no actions are pending which will require reply.

         3.5. No protest, opposition, reissue or reexamination proceeding, or any equivalent of such actions against a patent or application in any country, whatever named, is currently pending or threatened against any of the Assets.

         3.6. The Assets are being sold to the Purchaser AS IS, WHERE IS. Other than the foregoing, the Seller makes no representations or warranties of any kind whatsoever, including without limitation, any implied warranties of Merchantability or Fitness for a Particular Purpose.

4. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL THE SELLER, OR ANY AFFILIATE OF THE SELLER, BE LIABLE TO THE PURCHASER OR ANY OTHER PARTY FOR AN AMOUNT IN EXCESS OF THE PURCHASE PRICE FOR DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICPATED PROFITS OR LOST BUSINESS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAAGES.


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


5.       MISCELLANEOUS.

         5.1. Expenses. Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.2. Further Assurances. From and after the date of this Agreement, upon the reasonable request of the Purchaser, the Seller shall execute, acknowledge and deliver all such assurances, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and documents reasonably necessary to sell, assign, transfer, convey and deliver the Assets to the Purchaser, to vest the Purchaser with valid legal title to the Assets and to enable the Purchaser to protect its right, title and interest in and enjoyment of all of the Assets.

         5.3. Notices. Any notice, demand, request or other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if personally served or on the fifth day after mailing if mailed by registered or certified mail, return receipt requested, addressed as follows (or to such other address of which either of the parties hereto shall have notified the other party hereto in accordance herewith):

                           To the Purchaser:   34 Dutch Mill Road
                                               Ithaca, New York 14850-9787
                                               Fax: (607) 257-7256
                                               Attn: Bruce Kilmartin

                           To the Seller:      Manchester Companies, Inc.
                                               IDS Center
                                               80 South Street, Suite 3650
                                               Minneapolis, MN 55402
                                               Fax: (612) 338-4723
                                               Attn: John R. Wilcox

         5.4. Assignment and Successors. This Agreement may not be assigned by either party without the prior written consent of the other party.

         5.5. Binding Effect. Subject to Section 6.4, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         5.6. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Minnesota.

         5.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which shall constitute one agreement.

         5.8. Amendment or Modification. This Agreement may not be modified or amended except by a written instrument duly executed by each of the parties hereto.


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


         5.9. Entire Agreement. This Agreement, including the Exhibits attached hereto, sets forth the entire agreement of the parties with respect to the subject matter hereof, all prior and contemporaneous oral and written discussions and understandings are superseded.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PURCHASER:                                  SELLER:

TRANSONIC SYSTEMS, INC.                     APPLIED BIOMETRICS, INC.

      /s/ Bruce Kilmartin                         /s/ James D. Bonneville
------------------------------------        ------------------------------------
By:   Bruce Kilmartin                       By:   James D. Bonneville
   ---------------------------------           ---------------------------------
Its:  President                             Its:  Acting Chief Executive Officer
    --------------------------------            --------------------------------


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                                    EXHIBIT A

US Patent Application No. 09/432,347 filed November 2, 1999 entitled "Encasement and Transducer Shuttle Assembly For Removable Implanted Device"

US Patent No. 5,205,292 issued April 27, 1993 entitled "Removable Implanted Device"

US Patent No. 5,284,146 issued February 8, 1994 entitled "Removable Implanted Device"

                                    EXHIBIT B

Canadian Patent Application No. 2,103,237 filed June 2, 1992 entitled "Removable Implantable Device"

Japanese Patent Application No. HEI 5-500587 filed June 2, 1992 entitled "Removable Implantable Device"

United Kingdom Patent No. 0 602 048 issued March 22, 2000 entitled "Removable Implantable Device"

German Patent No. 692 30 826.1 issued March 22, 2000 entitled "Removable Implantable Device"

France Patent No. 0 602 048 issued March 22, 2000 entitled "Removable Implantable Device"


                                       B-1
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                                    EXHIBIT C

Applied Biometrics Product Design and Know-How includes all information related to the design, manufacturing, testing, and use of ultrasonic products, including:

>> Ultrasonic Sensor Designs (including sensor configuration drawings and layouts, sensor material guidelines, electrical connection configurations and sensor backing guidelines).

>> Sensor Packaging and Housing Designs (including sensor housing materials selections, housing configuration drawings, and housing manufacturing processes).

>> Support Electronics Designs (including all circuit layouts, electronic schematic diagrams, signal processing logic, computational logic, and display circuitry).

>>   Ultrasonic Sensor Handling and Manufacturing Methods.

>>   Manufacturing Facility Design and Layout.

>>   Blood Flow Sensing Application Considerations

>> Electrical Connection Methods (including cabling designs, and optimum connector configurations).

>>   Data Processing Methodologies and Logic

>>   Testing Procedures.

>>   Test Equipment Design.

>>   Product Packaging Design.

>>   Medical Device Handling Know-How.

In addition to the above listed and reference know-how assets, Applied Biometrics also has valuable information related to the sales and marketing of medical devices, which it will transfer to Transonic in writing within five (5) days of the execution of this Agreement.


                                       C-1
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                                    EXHIBIT D

The 7 1/2 year maintenance fee has not yet been paid on patent no. 5,205,292. This fee can be paid with a surcharge until March 27, 2001.

A registration fee of approximately $675.00 is currently due to register Japanese Patent application Hei 5-500587. If this fee is not paid, the application will be abandoned. The due date for instructing the foreign associate is December 25, 2000.